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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 22, 2002

                            LYONDELL CHEMICAL COMPANY
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

         1-10145                                          95-4160558
(Commission File Number)                (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas             77010
   (Address of principal executive offices)               (Zip Code)

                                 (713) 652-7200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 2. Acquisition of Assets.

On August 22, 2002, Lyondell Chemical Company ("Lyondell") purchased an additional 29.5% interest in Equistar Chemicals, LP ("Equistar") from Occidental Petroleum Corporation ("Occidental") for $440 million in cash. With the completion of this transaction, Lyondell increased its ownership interest in Equistar from 41% to 70.5%. Lyondell expects to continue to account for its investment in Equistar using the equity method of accounting, reflecting the joint governance of Equistar.

The funds to purchase Occidental's interest in Equistar were obtained by Lyondell's sale of:

     1)   34 million shares of Lyondell's new Series B common stock

     2) warrants to purchase 5 million shares of Lyondell's original common stock at a price of $25 per share and

     3) the right to receive a contingent payment having a value of up to $35 million to Occidental Chemical Holding Corporation, a subsidiary of Occidental.

The $440 million specified value of the transaction was based on the estimated fair value of Equistar as of January 23, 2002, the date Lyondell confirmed its interest in purchasing Occidental's 29.5% interest in Equistar.

As a result of the transactions, Occidental owns approximately 21% of Lyondell's outstanding common stock and has two representatives on Lyondell's Board of Directors. Equistar, which is owned 70.5% by Lyondell, makes significant sales of product to Occidental. Lyondell believes that such related party sales are effected on terms substantially no more or less favorable than those that would have been agreed upon by third parties on an arm's-length basis. Reference is made to (i) "Item 13. Certain Relationships and Related Transactions - Occidental Ethylene Sales Agreement," (ii) "Item 13. Certain Relationships and Related Transactions - Product Transactions with Oxy Vinyls, LP" and (iii) "Product Transactions with Occidental Chemical" and "Product Transactions with Oxy Vinyls, LP" and the financial data in Note 5 to the Consolidated Financial Statements included in Equistar's 2001 Annual Report on Form 10-K, which is incorporated by reference, for a description of related party transactions.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired

          As permitted by Item 7(a)(4) of Form 8-K, Lyondell will file the required financial statements relating to Equistar Chemicals, LP as soon as practicable, but in no event later than 60 days after September 6, 2002.

     (b)  Unaudited Pro Forma Financial Information

          As permitted by Item 7(b)(2) of Form 8-K, Lyondell will file the required pro forma financial information relating to Equistar Chemicals, LP and the acquisition of an equity interest therein by Lyondell as soon as practicable, but in no event later than 60 days after September 6, 2002.

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(c) Exhibits.

     4.1 Warrant exercisable for the purchase of Lyondell common stock issued August 22, 2002 to Occidental Chemical Holding Corporation

     4.2 Stockholders Agreement dated August 22, 2002 among Lyondell and certain Stockholders

     4.3 Registration Rights Agreement dated August 22, 2002 between Lyondell and Occidental Chemical Holding Corporation

     4.4  Amendment to Rights Agreement dated August 22, 2002

     10.1 Securities Purchase Agreement dated as of July 8, 2002 between Lyondell and Occidental Chemical Holding Corporation (incorporated by reference to Exhibit 10.1 of Lyondell's Form 8-K dated July 8, 2002)

     10.2 Occidental Partner Sub Purchase Agreement dated as of July 8, 2002 among Lyondell, Occidental Chemical Holding Corporation, Oxy CH Corporation, and Occidental Chemical Corporation (incorporated by reference to Exhibit 10.2 of Lyondell's Form 8-K dated July 8, 2002)

     99.1 Portions of Equistar's 2001 Annual Report on Form 10-K incorporated by reference into this Current Report on Form 8-K

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LYONDELL CHEMICAL COMPANY

                                        By:      /s/  KERRY A. GALVIN
                                              ---------------------------------
                                                       Kerry A. Galvin
                                                  Senior Vice President,
                                               General Counsel and Secretary

Date: September 5, 2002